Exhibit 99.1

MoneyGram International Reports First Quarter 2012 Financial Results

Money transfer transaction volume growth of 15 percent, a three-year high

DALLAS--(BUSINESS WIRE)--April 26, 2012--MoneyGram International, Inc. (NYSE:MGI), a leading global payment services company, reported financial results for the first quarter of 2012, which ended March 31, 2012. Total revenue of $318.1 million increased 8 percent, compared to $294.0 million in the first quarter of 2011. Total fee and other revenue increased 9 percent to $314.9 million, from $290.0 million.

  Money transfer fee and other revenue increased 12 percent over the prior year, and increased 13 percent on a constant currency basis.
  Money transfer transaction volume increased an impressive 15 percent over the prior year, led by:
    17 percent growth in sends originated outside of the U.S.
    15 percent growth in U.S.-to-U.S. transaction volume
    12 percent growth in U.S. outbound transaction volume on the strength of U.S.-to-Mexico, which grew 19 percent
  Global agent locations increased 18 percent to 275,000, continuing the company’s strong growth momentum in agent network expansion.
  The company reported net income of $10.3 million and EBITDA of $55.0 million. Both net income and EBITDA were impacted by:
    $5.8 million of restructuring and reorganization costs
    $3.6 million of certain legal expenses
    $3.5 million of stock-based compensation
  Adjusted EBITDA for the first quarter increased 13 percent to $68.4 million from $60.3 million in the prior year. Adjusted EBITDA margin in the quarter was 21.5 percent, up from 20.5 percent in the same period last year.
  Diluted income per common share was $0.14, including a negative $0.05 per share impact from restructuring and reorganization costs and $0.03 due to certain legal expenses.

“The year is off to a strong start. We generated double-digit growth in all major money transfer categories thanks to a steady stream of new, high-quality agents, solid same-store sales improvements and the continued expansion of our self-service products. We are particularly encouraged by the ongoing improvement in our bill payment business,” said Pamela H. Patsley, chairman and chief executive officer. “Our revenue growth and disciplined expense management is yielding margin expansion, and we continue to generate strong free cash flow. We are focused on value-creating initiatives and are excited about the prospects for our future.”

Balance Sheet and Cash Flow Items

MoneyGram ended the quarter with assets in excess of payment service obligations of $223.6 million, and outstanding debt principal of $814.3 million. Interest expense was $17.9 million in the quarter, down $2.6 million sequentially as a result of refinancing activities and continued delevering in 2011. Book income tax expense in the quarter was $7.8 million, with approximately $0.1 million in cash tax expenses. Free cash flow for the quarter was $28.2 million driven by strong revenue growth and lower interest expense.

Market Developments

  Launched a global marketing campaign targeting Filipinos, 'Moneygrado sa MoneyGram', featuring television and film star Robin Padilla, and emphasizing the company's value proposition to the fourth largest remittance receive country.
  Expansion during the quarter targeted key markets:
    An expanded agent agreement with Grupo Elektra added 1,800 locations in Mexico
    Completed a three-year expansion of services across the Bank of China network. With this key milestone, customers in China can now access MoneyGram's services at any of the Bank's more than 10,000 locations across mainland China.
    Added over 1,000 locations in the India Subcontinent with Thomas Cook, India Post, and UAE Exchange
    Increased agent locations in Russia and the CIS by 1,000 supported through signings of National Bank of Uzbekistan and Sberbank Ukraine
    Began the roll-out of 1,000 PO Bulgaria locations, solidifying MoneyGram as the largest network in Bulgaria
  Self-service and new channel revenue grew 61 percent and represented 4.8 percent of money transfer revenue in the quarter. MoneyGram Online delivered strong revenue and transaction growth, both in excess of 30 percent, aided by the launch of MoneyGram Online in the U.K.
  Renewed and expanded our relationship with Speedway SuperAmerica, a convenience store chain with approximately 1,375 locations, to now include our self-service MoneyGram Xpress money transfer product.

Global Funds Transfer Segment Results

Total revenue for the Global Funds Transfer segment was $296.1 million, up 10 percent from $269.8 million in the first quarter of 2011. The segment reported operating income of $33.3 million and operating margin of 11.2 percent. Adjusted operating margin was 15.1 percent in the quarter, up from 12.2 percent in the prior year.

During the quarter, money transfer transaction volume increased an impressive 15 percent, continuing the company’s double-digit growth trend. Money transfer fee and other revenue increased 12 percent to $268.3 million, compared with $239.6 million in the first quarter of 2011. On a constant currency basis, money transfer fee and other revenue increased 13 percent, the company’s fourth consecutive quarter of double-digit growth.

Money transfer transactions originating outside of the U.S. increased a robust 17 percent over the prior year. U.S.-to-U.S. money transfer transaction volume continued its strong growth, increasing 15 percent. U.S. outbound transaction volume growth was 12 percent for the quarter led by U.S.-to-Mexico growth of 19 percent compared to the prior year.

Bill payment transaction volume decreased 5 percent, while fee and other revenue decreased 8 percent to $27.6 million from the first quarter of 2011. Excluding the fourth quarter 2011 divestiture, transactions increased 4 percent and fee and other revenue declined 3 percent. The bill payment business continues to improve led by double-digit growth in convenience payments and pre-paid card load transactions.

Financial Paper Products Segment Results

Total revenue in the Financial Paper Products segment declined 9 percent to $21.7 million in the quarter, down from $23.9 million in the prior year quarter. Operating income was $9.0 million, up from $8.4 million in the first quarter of 2011. Operating margin was 41.5 percent. Adjusted operating margin was 47.4 percent in the quarter, up from 39.1 percent in the same period last year.

Outlook

For the fiscal year 2012, management continues to estimate total revenue growth of 7 percent to 9 percent and adjusted EBITDA growth of 9 percent to 11 percent consistent with its long-term management targets.

Non-GAAP Measures

In addition to results presented in accordance with GAAP, this press release and related tables include certain non-GAAP financial measures, including a presentation of EBITDA (earnings before interest, taxes, depreciation and amortization, including agent signing bonus amortization), Adjusted EBITDA (EBITDA adjusted for significant items), Adjusted EBITDA Margin and Free Cash Flow (Adjusted EBITDA less cash interest expense, cash tax expense, cash payments for capital expenditures and agent signing bonuses). In addition, we also present Adjusted Operating Income and Adjusted Operating Margin for our two reporting segments. The following tables include a full reconciliation of these non-GAAP financial measures to the related GAAP financial measures.

We believe that these non-GAAP financial measures provide useful information to investors because they are an indicator of the strength and performance of ongoing business operations, including our ability to service debt and fund capital expenditures, acquisitions and operations. These calculations are commonly used as a basis for investors, analysts and credit rating agencies to evaluate and compare the operating performance and value of companies within our industry. In addition, the Company’s debt agreements require compliance with financial measures based on EBITDA and Adjusted EBITDA. Finally, EBITDA, Adjusted EBITDA, Adjusted EBITDA Margin and Free Cash Flow are financial measures used by management in reviewing results of operations, forecasting, assessing cash flow and capital, allocating resources or establishing employee incentive programs. Although MoneyGram believes the above non-GAAP financial measures enhance investors’ understanding of its business and performance, these non-GAAP financial measures should not be considered an exclusive alternative to accompanying GAAP financial measures.

Description of Tables

Table One – Consolidated Statements of Income (Loss)
Table Two – Segment Results
Table Three – Segment Reconciliations
Table Four – EBITDA, Adjusted EBITDA and Adjusted EBITDA Margin
Table Five – Consolidated Balance Sheets
Table Six – Assets in Excess of Payment Service Obligations
Table Seven – Free Cash Flow

Conference Call

MoneyGram International will host a conference call today at 9 a.m. ET, 8 a.m. CT, to discuss its first quarter results. Pamela H. Patsley, chairman and chief executive officer, will host the call. The conference call can be accessed by calling 1-800-263-0877 in the U.S. and 1-719-325-2360 internationally. The participant confirmation number is 7204815. Slides are available on MoneyGram’s website at www.moneygram.com. A replay of the conference call will be available at noon ET on April 26 through 11:59 p.m. ET on May 3, 2012. The replay of the call is available at 1-877-870-5176 (U.S.) or 1-858-384-5517 (outside the U.S.). The replay confirmation code is 7204815.

About MoneyGram International, Inc.

MoneyGram International, Inc. is a leading global payment services company. The Company's major products and services include global money transfers, money orders and payment processing solutions for financial institutions and retail customers. MoneyGram is a New York Stock Exchange listed company with 275,000 global money transfer agent locations in 194 countries and territories. For more information, visit the Company's website at www.moneygram.com.

Forward Looking Statements

This press release may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements with respect to, among other things, the financial condition, results of operations, plans, objectives, future performance and business of MoneyGram and its subsidiaries. Forward-looking statements can be identified by words such as "believes," "estimates," "expects," "projects," "plans," "will," "should," "could," "would" and other similar expressions. These forward-looking statements speak only as of the date they are made, and MoneyGram undertakes no obligation to publicly update or revise any forward-looking statement, except as required by federal securities law. These forward-looking statements are based on management's current expectations and are subject to certain risks, uncertainties and changes in circumstances due to a number of factors. These factors include, but are not limited to: our substantial debt service obligations, significant debt covenant requirements and credit rating; our capital structure and the special voting rights provided to designees of Thomas H. Lee Partners, L.P. ("THL") on our Board of Directors; sustained financial market illiquidity, or illiquidity at our clearing, cash management and custodial financial institutions; continued weakness in economic conditions, in both the United States and global markets; a material slow down or complete disruption of international migration patterns; our ability to maintain agent or biller relationships, or a reduction in transaction volume from these relationships; litigation involving MoneyGram or its agents; which could result in material settlements, fines or penalties; ongoing investigations involving MoneyGram by the United States federal government and several state governments which could result in criminal or civil penalties, revocation of required licenses or registrations, termination of contracts, other administrative actions or lawsuits and negative publicity; fluctuations in interest rates; our ability to manage credit risks from our retail agents and official check financial institution customers; our ability to manage fraud risks from consumers or agents; the ability of MoneyGram and its agents to maintain adequate banking relationships; our ability to retain partners to operate our official check and money order businesses; our ability to maintain sufficient capital; our ability to attract and retain key employees; our ability to successfully develop and timely introduce new and enhanced products and services; investments in new products, services or infrastructure changes; our ability to adequately protect our brand and intellectual property rights and to avoid infringing on the rights of others; our ability to compete effectively; the ability of us and our agents to comply with U.S. and international laws and regulations, including the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010; changes in tax laws or an unfavorable outcome with respect to the audit of our tax returns or tax positions, or a failure by us to establish adequate reserves for tax events; our offering of money transfer services through agents in regions that are politically volatile or, in a limited number of cases, are subject to certain restrictions by the Office of Foreign Assets Control restrictions; a security or privacy breach in our facilities, networks or databases; disruptions to our computer network systems and data centers; our ability to effectively operate and adapt our technology to match our business growth; our ability to manage risks related to the operation of retail locations and the acquisition or start-up of businesses; our ability to manage risks associated with our international sales and operations; our ability to maintain effective internal controls; and the risks and uncertainties described in the "Risk Factors" and "Management’s Discussion and Analysis of Financial Condition and Results of Operations" sections of MoneyGram’s public reports filed with the SEC, including MoneyGram’s Form 10-K for the year ended December 31, 2011.

TABLE ONE
MONEYGRAM INTERNATIONAL, INC.
CONSOLIDATED STATEMENTS OF INCOME
(Unaudited)

	Three Months Ended
	March 31,		2012 vs
(Amounts in thousands, except per share data)	2012	2011	2011

REVENUE
Fee and other revenue	$314,918	$290,009	$24,909
Investment revenue	3,177	4,015	(838)
Total revenue	318,095	294,024	24,071
EXPENSES
Fee and other commissions expense	141,915	129,060	12,855
Investment commissions expense	77	140	(63)
Total commissions expense	141,992	129,200	12,792
Compensation and benefits	59,064	59,295	(231)
Transaction and operations support	58,214	50,409	7,805
Occupancy, equipment and supplies	12,211	11,753	458
Depreciation and amortization	10,683	11,666	(983)
Total operating expenses	282,164	262,323	19,841
OPERATING INCOME	35,931	31,701	4,230
Other expense
Interest expense	17,883	20,613	(2,730)
Total other expense, net	17,883	20,613	(2,730)
Income before income taxes	18,048	11,088	6,960
Income tax expense (benefit)	7,779	(2,957)	10,736
NET INCOME	$10,269	$14,045	$(3,776)

Income (loss) per common share:
Basic	$0.14	$(2.08)	$2.22
Diluted	$0.14	$(2.08)	$2.22

Net income (loss) available to common stockholders:
Net income as reported	$10,269	$14,045	$(3,776)
Accrued dividends on mezzanine equity	-	(33,209)	33,209
Accretion on mezzanine equity	-	(2,559)	2,559
Net income (loss) available to common stockholders	$10,269	$(21,723)	$31,992

Weighted-average outstanding common shares and
equivalents used in computing earnings per share(1)
Basic	71,490	10,455	61,035
Diluted	71,651	10,455	61,196

(1) Includes common stock equivalents of 13.7 million for the three months ended March 31, 2012. The following weighted-average potential common shares are excluded from diluted loss per common share as their effect is anti-dilutive. All potential common shares are anti-dilutive in periods of net loss available to common stockholders.

Shares related to stock options, restricted stock and restricted stock units	5,169	5,135
Shares related to preferred stock	-	55,629

TABLE TWO
MONEYGRAM INTERNATIONAL, INC.
SEGMENT RESULTS
(Unaudited)

Global Funds Transfer
	Three Months Ended
	March 31,		2012 vs
(Amounts in thousands)	2012	2011	2011

Money transfer revenue:
Fee and other revenue	$268,259	$239,630	$28,629
Investment revenue	232	74	158
Bill payment revenue:
Fee and other revenue	27,644	30,073	(2,429)
Investment revenue	-	4	(4)

Total revenue	296,135	269,781	26,354

Commissions expense	141,522	128,389	13,133

Operating income	$33,282	$26,447	$6,835

Operating margin	11.2%	9.8%

Financial Paper Products
	Three Months Ended
	March 31,		2012 vs
(Amounts in thousands)	2012	2011	2011

Money order revenue:
Fee and other revenue	$14,365	$14,904	$(539)
Investment revenue	525	826	(301)
Official check revenue:
Fee and other revenue	4,672	5,362	(690)
Investment revenue	2,106	2,804	(698)

Total revenue	21,668	23,896	(2,228)

Commissions expense	471	811	(340)

Operating income	$8,990	$8,380	$610

Operating margin	41.5%	35.1%

TABLE THREE
MONEYGRAM INTERNATIONAL, INC.
SEGMENT RECONCILIATIONS
(Unaudited)

Global Funds Transfer
	Three Months Ended
	March 31,		2012 vs
(Amounts in thousands)	2012	2011	2011

Revenue (as reported)	$296,135	$269,781	$26,354

Adjusted operating income	$44,785	$32,999	$11,786

Restructuring and reorganization costs	(5,286)	(2,605)	(2,681)
Stock-based compensation expense	(3,168)	(3,947)	779
Legal expenses	(3,049)	-	(3,049)
Total adjustments	(11,503)	(6,552)	(4,951)

Operating income (as reported)	$33,282	$26,447	$6,835

Adjusted operating margin	15.1%	12.2%
Total adjustments	(3.9%)	(2.4%)
Operating margin (as reported)	11.2%	9.8%

Financial Paper Products
	Three Months Ended
	March 31,		2012 vs
(Amounts in thousands)	2012	2011	2011

Revenue (as reported)	$21,668	$23,896	$(2,228)

Adjusted operating income	$10,267	$9,340	$927

Restructuring and reorganization costs	(505)	(322)	(183)
Stock-based compensation expense	(364)	(638)	274
Legal expenses	(408)	-	(408)
Total adjustments	(1,277)	(960)	(317)

Operating income (as reported)	$8,990	$8,380	$610

Adjusted operating margin	47.4%	39.1%
Total adjustments	(5.9%)	(4.0%)
Operating margin (as reported)	41.5%	35.1%

TABLE FOUR
MONEYGRAM INTERNATIONAL, INC.
EBITDA, ADJUSTED EBITDA AND ADJUSTED EBITDA MARGIN
(Unaudited)

	Three Months Ended
	March 31,
(Amounts in thousands)	2012	2011

Income before income taxes	$18,048	$11,088
Interest expense	17,883	20,613
Depreciation and amortization	10,683	11,666
Amortization of agent signing bonuses	8,343	7,948
EBITDA	54,957	51,315

Significant items impacting EBITDA:
Severance and related costs (1)	452	(31)
Restructuring and reorganization costs	5,844	2,939
Capital transaction costs (2)	-	1,476
Stock-based compensation expense	3,532	4,599
Legal expenses (3)	3,588	-

Adjusted EBITDA	$68,373	$60,298

Adjusted EBITDA margin (4)	21.5%	20.5%

(1)	Severance and related costs from an executive termination.
(2)	Represents professional and legal fees related to the 2011 Recapitalization.
(3)	Legal expenses relate primarily to fees associated with securities litigation related to our 2011 Recapitalization and the Middle District of Pennsylvania U.S. Attorney investigation.
(4)	Adjusted EBITDA margin is calculated as Adjusted EBITDA divided by Total Revenue.

TABLE FIVE
MONEYGRAM INTERNATIONAL, INC.
CONSOLIDATED BALANCE SHEETS
(Unaudited)

	March 31,	December 31,
(Amounts in thousands, except share and per share data)	2012	2011
ASSETS
Cash and cash equivalents	$-	$-
Cash and cash equivalents (substantially restricted)	2,547,250	2,572,174
Receivables, net (substantially restricted)	1,210,506	1,220,065
Short-term investments (substantially restricted)	525,356	522,024
Available-for-sale investments (substantially restricted)	93,127	102,771
Property and equipment	116,883	116,341
Goodwill	428,691	428,691
Other assets	214,365	213,512
Total assets	$5,136,178	$5,175,578

LIABILITIES
Payment service obligations	$4,152,604	$4,205,375
Debt	810,623	810,888
Pension and other postretirement benefits	118,690	120,252
Accounts payable and other liabilities	146,747	149,261
Total liabilities	5,228,664	5,285,776

STOCKHOLDERS' DEFICIT
Participating Convertible Preferred Stock - Series D, $0.01 par value, 200,000 shares authorized, 109,239 issued at March 31, 2012 and December 31, 2011, respectively	281,898	281,898
Common Stock, $0.01 par value, 162,500,000 shares authorized, 62,263,963 shares issued at March 31, 2012 and December 31, 2011, respectively	623	623
Additional paid-in capital	992,711	989,188
Retained loss	(1,206,285)	(1,216,543)
Accumulated other comprehensive loss	(34,131)	(38,028)
Treasury stock: 4,427,934 and 4,429,184 shares at March 31, 2012 and December 31, 2011, respectively	(127,302)	(127,336)
Total stockholders' deficit	(92,486)	(110,198)
Total liabilities and stockholders' deficit	$5,136,178	$5,175,578

TABLE SIX
MONEYGRAM INTERNATIONAL, INC.
ASSETS IN EXCESS OF PAYMENT SERVICE OBLIGATIONS
(Unaudited)

	March 31,	December 31,	September 30,	June 30,
(Amounts in thousands)	2012	2011	2011	2011

Cash and cash equivalents	$2,547,250	$2,572,174	$2,583,475	$2,685,666
Receivables, net	1,210,506	1,220,065	1,084,927	1,038,766
Short-term investments	525,356	522,024	520,372	517,318
Available-for-sale investments	93,127	102,771	118,820	134,346
	4,376,239	4,417,034	4,307,594	4,376,096
Payment service obligations	(4,152,604)	(4,205,375)	(4,058,191)	(4,142,961)
Assets in excess of payment service obligations	$223,635	$211,659	$249,403	$233,135

TABLE SEVEN
MONEYGRAM INTERNATIONAL, INC.
FREE CASH FLOW
(Unaudited)

	Three Months Ended
	March 31,
(Amounts in thousands)	2012	2011

Adjusted EBITDA	68,373	60,298

Cash interest expense	(16,485)	(19,022)
Cash tax expense	(104)	(123)
Cash payments for capital expenditures	(18,632)	(8,973)
Cash payments for agent signing bonuses	(4,934)	(6,778)

Free Cash Flow	28,218	25,402

CONTACT:
MoneyGram International, Inc.
Media:
Patty Sullivan / Sean Tuffnell, 214-303-9923
media@moneygram.com
or
Investors:
Eric Dutcher, 214-999-7508
edutcher@moneygram.com